                                                                    EXHIBIT 99.1

Number: 01-30

                      XTO ENERGY TARGETS 20% GAS PRODUCTION
                    GROWTH FOR 2002 WITH $400 MILLION BUDGET

     FORT WORTH, TX (December 17, 2001) -XTO Energy Inc. (NYSE-XTO) today announced that its Board of Directors approved a $400 million exploration and development budget for 2002. With this budget, XTO Energy expects to increase gas production during 2002 by 20% over 2001 levels. Including oil and natural gas liquids production, the Company expects a year-over-year growth rate of around 15% on an Mcfe basis.

     "Performance of our development program continues to exceed expectations company-wide," stated Steffen E. Palko, Vice Chairman and President. "Our deep inventory of low-risk, high-return projects is expanding as we build towards our
3.0 Tcfe reserve target."

     To achieve these growth targets, the Company plans to drill about 295 (240 net) wells and perform approximately 515 (408 net) workovers and recompletions. About 65% of the development budget will be spent in East Texas, approximately 20% in aggregate will be spent in the Arkoma and San Juan basins, with the balance allocated to Alaska, Permian Basin and Hugoton Royalty Trust properties. Exploration activities are targeted at about $15 million.

     "XTO Energy is well-positioned for another year of remarkable achievement in terms of both reserve growth and financial strength," said Bob R. Simpson, Chairman and Chief Executive Officer. "With healthy cash flow, a strong balance sheet and top-tier organic growth, the underlying value of each share continues to appreciate. We are committed to getting this value recognized in the stock price."

     XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and gas properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas, New Mexico, Arkansas, Wyoming, Alaska and Louisiana.

                                     (more)

Page 2
XTO Energy Targets 20% Gas Production Growth for 2002 With $400 Million Budget



Contact: Louis G. Baldwin                    Gary D. Simpson
         Executive Vice President & CFO      Vice President - Investor Relations
         XTO Energy Inc.                     XTO Energy Inc.
         817/870-2800                        817/870-2800

Statements made in this press release, including those relating to future production, growth rate, development activities, proved reserve growth, development budget expenditures by area, financial strength and stock price performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the timing of production facility installations, the availability of drilling equipment, changes in interest rates, higher than expected production costs and other expenses and the timing of cash receipts and disbursements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.


This release can be found at www.xtoenergy.com
                             -----------------